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                                                                    Exhibit 99.2



                  FOR:       EDUCATION MANAGEMENT CORPORATION
                  COMPANY CONTACT:
                             ROBERT MCDOWELL
                             SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             (412) 562-0900
                  INVESTOR CONTACTS:
                             DONNA STEIN/CINDY REID/VALERIE CARMELLO
                             MORGEN-WALKE ASSOCIATES, INC.
                             (212) 850-5600
                  PRESS CONTACTS:
                             RICHARD DUKAS/HUD HELLMAN
                             MORGEN-WALKE ASSOCIATES, INC.

FOR IMMEDIATE RELEASE      (212) 850-5600
---------------------

            EDUCATION MANAGEMENT CORPORATION NAMES ROBERT P. GIOELLA
      PRESIDENT AND CHIEF OPERATING OFFICER; DAVID J. PAULDINE PROMOTED TO
                            EXECUTIVE VICE PRESIDENT

     Pittsburgh, PA, March 15, 1999 -- Education Management Corporation (Nasdaq:
EDMC) today announced the promotions of Robert P. Gioella, to President and Chief Operating Officer and David J. Pauldine, to Executive Vice President.

     Robert Gioella, 51, will perform the responsibilities he had while serving as Senior Vice President, Operations, as well as take on a more senior managerial position. He will be the Company's first President and Chief Operating Officer since EDMC's initial public offering in 1996. Mr. Gioella joined Education Management in 1993 as President of The Art Institute of Philadelphia and later became Vice President, New School Operations. In April of 1998, he was promoted to Senior Vice President, Operations. Prior to EDMC, Mr. Gioella served as the Executive Director at the Lincoln Technical Institute in New Jersey, President and Chief Operating Officer of Berkeley Education Company, Inc., and as Chief Operating Officer of the Katharine Gibbs Schools, Inc. Mr. Gioella received his Bachelors of Arts degree from the University of Steubenville and his Masters of Arts degree from Duquesne University.

     David Pauldine, 41, has been promoted to Executive Vice President, after serving as Senior Vice President, Marketing and Admissions since April 1998. Mr. Pauldine began his career at EDMC in 1989 as an Assistant Vice President, Marketing and Admissions. Later, Mr. Pauldine served as President at The Art Institute of Seattle and at The Art Institute of Fort Lauderdale. Before joining EDMC, Mr. Pauldine spent nine years at DeVry, Inc. in various marketing and admissions positions. Mr. Pauldine received his Bachelor of Arts degree from the University of Dayton and his Masters of Arts degree from Antioch University.

     In commenting on the management changes, Robert B. Knutson, Chairman and Chief Executive Officer of EDMC, said, "I am very pleased to announce the promotions of both Mr. Gioella and Mr. Pauldine, both of whom have been strong contributors to EDMC's growth during their tenures with the Company. Mr. Gioella has been effectively performing the role of chief operating officer so we now are formalizing his position as we continue to expand our network of career-oriented post-secondary education institutions throughout the U.S. I congratulate Messrs. Gioella and Pauldine and am confident they will contribute even more to the growth of the Company in their new responsibilities."

                                     -more-


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     Education Management Corporation is among the largest providers of proprietary post-secondary education in the United States, based on student enrollments and revenues. EDMC's schools offer associate's and bachelor's degree programs and non-degree programs in the areas of design, technology and media arts, culinary arts, fashion and paralegal studies. The Company has provided career-oriented education programs for over 35 years, and its schools have graduated over 100,000 students.

This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings.

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